UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 29, 2022

Great Elm Group, Inc.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-39832	85-3622015
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

800 South Street, Suite 230, Waltham, MA		02453
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (617) 375-3006

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	GEG	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)
7.25% Notes due 2027	GEGGL	The Nasdaq Stock Market LLC (Nasdaq Global Select Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Transactions with JPM

On December 30, 2022, Great Elm Group, Inc. ("GEG") and its wholly-owned subsidiary, Great Elm FM Acquisition, Inc. (“FM Acquisition”), entered into a stock purchase agreement (the “Stock Purchase Agreement”) with J.P. Morgan Broker-Dealer Holdings Inc. (“JPM”) to sell 61 shares of the common stock, $0.001 par value per share, of Forest Investments, Inc. ("Forest") owned by FM Acquisition and GEG, which shares constitute 61% of the issued and outstanding shares of Forest’s common stock, to JPM for approximately $18.4 million in cash.

In connection with the Stock Purchase Agreement, GEG, JPM and Forest entered into an amended and restated stockholders’ agreement (the “Stockholders Agreement”). Pursuant to the Stockholders Agreement, from January 17, 2023 until February 17, 2023, GEG may sell the remaining shares of Forest’s common stock owned by GEG, which shares constitute 19% of the issued and outstanding shares of Forest’s common stock, to Forest for fair market value (approximately $26.5 million in cash). If GEG exercises its put option to sell its remaining shares of Forest’s common stock, the total consideration received by GEG in connection with the transactions contemplated by the Stock Purchase Agreement and the Stockholders Agreement is expected to be approximately $44.9 million in cash.

The transactions contemplated by the Stock Purchase Agreement and Stockholders Agreement closed simultaneously with their signing.

As a result of the transactions with JPM, GEG is expected to retain approximately $154 million of the net operating losses it held as of June 30, 2022, of which approximately $131 million are able to be used for taxable income in the fiscal year ending June 30, 2023 (other than gains resulting from the transactions with JPM) but expire on June 30, 2023.

This summary of the Stock Purchase Agreement and Stockholders Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement attached as Exhibits 2.1 and 4.2 to this current report on Form 8-K, which are incorporated herein by reference.

Forest Note

In connection with the JPM transactions, on December 29, 2022, GEG and FM Acquisition issued a promissory note (the “Note”) in favor of Forest in an aggregate principal amount equal to approximately $38.1 million, in exchange for the transfer to FM Acquisition of $3.3 million of Series A-1 preferred interests held by Forest in Great Elm Healthcare, LLC (“HC LLC”) and $34.0 million of Series A-2 preferred interest held by Forest in HC LLC plus, in each case, accrued dividends thereon to the date of transfer.

This summary of the Note does not purport to be complete and is qualified in its entirety by reference to the full text of the Note attached as Exhibit 4.1 to this current report on Form 8-K, which is incorporated herein by reference.

Sale of HC LLC

On January 3, 2023, GEG’s wholly-owned subsidiary, Great Elm DME Holdings, Inc., along with the minority owners of HC LLC, entered into an agreement (the “Purchase Agreement”) with QHM Holdings, Inc., a subsidiary of Quipt Home Medical Corp. (“Quipt”), to sell 100% of the outstanding membership interests in HC LLC to Quipt for $80.0 million, consisting of approximately $72.8 million in cash, $5.2 million of indebtedness assumed by Quipt and $2.0 million in shares of Quipt common stock based on the 20 day volume weighted average price of Quipt’s common stock for the period ending on and including the second business day prior to the closing of the transaction.

HC LLC specializes in the distribution of respiratory care equipment, including primarily positive air pressure equipment and supplies, ventilators and oxygen equipment and operates in Arizona, Nebraska, Kansas, Missouri, Oregon, Washington and Alaska. Wholly-owned subsidiaries include Advanced Medical DME, LLC; Alliance Home Care & Mobile Diagnostics, LLC; Focus Respiratory, LLC; Heartland Health Therapy, LLC; Northwest Medical, LLC; PM Sleep Lab, LLC; Rejuvenight, LLC; RTA Homecare, LLC and United Respiratory Services, LLC.

The transactions contemplated by the Purchase Agreement closed contemporaneously with its signing.

This summary of the Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Purchase Agreement attached as Exhibit 2.2 to this current report on Form 8-K, which is incorporated herein by reference.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 7.01 Regulation FD Disclosure.

On January 3, 2023, GEG published a presentation related to the transactions with JPM and the sale of HC LLC. The presentation is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The foregoing information (including the Exhibit 99.3 hereto) is being furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 8.01 Other Events.

On January 3, 2023, GEG issued press releases announcing the transactions with JPM and the sale of HC LLC. Copies of the press releases are attached hereto as Exhibits 99.2 and 99.3, respectively, to this current report on Form 8-K and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(b) Pro forma financial information

The unaudited pro forma condensed consolidated financial information required by Item 9.01(b) of Form 8-K is attached hereto as Exhibit 99.4 and is incorporated herein by reference. The unaudited pro forma condensed consolidated balance sheet as of September 30, 2022 has been prepared to give effect to the sale of HC LLC and the transactions with JPM as if they had been completed on September 30, 2022. The unaudited pro forma condensed consolidated statements of operations for the three months ended September 30, 2022 and the fiscal years ended June 30, 2022 and 2021 have been prepared to reflect the sale of HC LLC as if it had been completed on July 1, 2020, the first day of GEG’s earliest fiscal year presented, and the transactions with JPM as if they had been completed on July 1, 2021, the first day of the most recent fiscal year.

(d) Exhibits.

Exhibit Number	Description
2.1*	Stock Purchase Agreement, dated December 30, 2022, among Great Elm FM Acquisition, Inc., Great Elm Group, Inc. and J.P. Morgan Broker-Dealer Holdings Inc.
2.2*	Purchase Agreement, dated January 3, 2023, among Great Elm Healthcare, LLC, Great Elm DME Holdings, Inc. and QHM Holdings Inc.
4.1*	Promissory Note, dated December 29, 2022, among Great Elm FM Acquisition, Inc., Great Elm Group, Inc., and Forest Investments, Inc.
4.2*	Amended and Restated Stockholders Agreement of Forest Investments, Inc., dated December 30, 2022, among Forest Investments, Inc., Great Elm Group, Inc. and J.P. Morgan Broker Dealer-Holdings, Inc.
99.1	Presentation issued by Great Elm Group, Inc., dated January 3, 2023.
99.2	Transactions with JPM Press Release issued by Great Elm Group, Inc., dated January 3, 2023.
99.3	Sale of HC LLC Press Release issued by Great Elm Group, Inc., dated January 3, 2023.
99.4	Unaudited pro forma condensed consolidated financial statements of GEG for the years ended June 30, 2022 and 2021 and as of and for the three months ended September 30, 2022.
104	The cover page from this current Report on Form 8-K, formatted as inline XBRL.

* Schedules and exhibits have been omitted pursuant to Item 601(a)(5) of Regulation S-K. GEG hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit upon request by the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREAT ELM GROUP, INC.

Date: January 3, 2023	/s/ Brent J. Pearson
By: Brent J. Pearson
Title: Chief Financial Officer